UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): September 21, 2010

METROPCS COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2250 Lakeside Boulevard Richardson, Texas		75082
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 214-570-5800

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 21, 2010, MetroPCS Wireless, Inc. (“Wireless”), an indirect, wholly-owned subsidiary of MetroPCS Communications, Inc. (“Communications”), completed an underwritten public offering of $1.0 billion aggregate principal amount of its 7 7/8% senior notes due 2018 (the “Notes”). The terms of the Notes are governed by the Indenture, dated as of September 21, 2010 (the “Base Indenture”), among Wireless, the guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, N.A., as trustee (the “Trustee”), as amended and supplemented by the First Supplemental Indenture, dated as of September 21, 2010 (the “Supplemental Indenture”), among Wireless, the Guarantors and the Trustee. The Base Indenture, as amended and supplemented by the Supplemental Indenture, is referred to herein as the “Indenture.”

The Notes bear interest at 7 7/8% per annum on the principal amount, payable semi-annually in cash on March 1 and September 1 of each year, commencing March 1, 2011. The Notes will mature on September 1, 2018. The Notes are guaranteed on a senior unsecured basis by Communications, MetroPCS, Inc. (a Delaware Corporation which owns all of the capital stock of Wireless) and all of Wireless’ current and future direct and indirect domestic restricted subsidiaries. Royal Street Communications, LLC, a company in which Wireless holds a non-controlling 85% ownership interest, and its wholly-owned subsidiaries (collectively “Royal Street”) currently are not domestic restricted subsidiaries under the Indenture and therefore the Notes will not be guaranteed by Royal Street or any other subsidiary of Communications (other than MetroPCS, Inc. and Wireless’ current and future direct and indirect domestic restricted subsidiaries which are consolidated in Communications’ financial statement). The Notes are Wireless’, and the guarantees are the Guarantors’, direct, senior unsecured obligations and will rank equally in right of payment with all of Wireless’ and the Guarantors’ existing and future senior unsecured indebtedness, including, without limitation, Wireless’ outstanding 9 1/4% senior notes due 2014.

There is no mandatory redemption or sinking fund required for the Notes. Wireless may, at its option, redeem some or all of the Notes at any time on or after September 1, 2014, at redemption prices ranging from 103.938% to 100%, depending on the date of redemption. In addition, prior to September 1, 2013, Wireless may, at its option, redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain sales of equity securities or certain contributions to its equity at a redemption price of 107.875% of the principal amount, plus any accrued and unpaid interest, to, but not including, the redemption date. Also, at any time prior to September 1, 2014, Wireless may, at its option, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus an Applicable Premium (as defined in the Indenture) as of, and any accrued and unpaid interest to, but not including, the redemption date.

If Wireless experiences specific kinds of changes of control as set forth in the Indenture and any such change of control results in a rating downgrade during a specified period of time after the change of control, each holder of the Notes may require Wireless to repurchase all or a portion of the Notes so held at a price equal to 101% of the principal amount of such Notes, plus any accrued and unpaid interest, on such Notes repurchased to, but not including, the date of purchase.

The Indenture contains covenants that, among other things, restrict the ability of Wireless and its subsidiaries which are Guarantors to, among other things, incur more debt, pay dividends and make distributions, make certain investments, repurchase stock, create liens or other encumbrances, enter into transactions with affiliates, enter into agreements that restrict dividends or distributions from subsidiaries, and merge, consolidate or sell, or otherwise dispose of, substantially all of its assets. These limitations are subject to a number of important qualifications and exceptions.

The Indenture contains customary Events of Default (as defined in the Indenture), including:

•	default for 30 days in the payment when due of interest on the Notes;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

•	failure by Wireless to comply with its other obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of Wireless and certain of its domestic restricted subsidiaries in the aggregate principal amount of $50.0 million or more;

•	specified events involving bankruptcy, insolvency or reorganization of Wireless or certain of its domestic restricted subsidiaries; and

•	failure by Wireless or certain of its domestic restricted subsidiaries to pay certain final judgments aggregating in excess of $50.0 million within 60 days of such final judgment.

Upon an Event of Default, the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding, may declare all the Notes to be due and payable immediately. In the case of Events of Default relating to bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately without further action or notice.

Other material terms of the Notes and the Indenture are described in the prospectus supplement, dated September 7, 2010, as filed with the Securities and Exchange Commission (the “Commission”) on September 8, 2010 pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended (the “Securities Act”). The forgoing description of the Indenture and the transactions contemplated therein is a summary only and is qualified in its entirety by the full and complete terms of the Base Indenture and the Supplemental Indenture, copies of which are attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Wireless and the Guarantors registered the sale of the Notes and the underlying guarantees with the Commission pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-169237) (the “Registration Statement”) pursuant to the Securities Act. Wireless received net proceeds from the offering of the Notes of approximately $975 million, after underwriting discounts and commissions and estimated expenses. Wireless used a portion of the net proceeds to fund the tender consideration payable pursuant to its previously announced cash tender offer (the “Tender Offer”) for up to $1.0 billion of the $1.4 billion outstanding aggregate principal amount of its 9 1/4% senior notes due 2014, CUSIP 591709 AC4 (the “2014 Notes”), which commenced on September 7, 2010, for those 2014 Notes tendered at or prior to midnight, New York City time, on September 20, 2010 (the “Early Tender Date”). Wireless intends to use the remaining net proceeds, together with cash on hand, to fund the tender consideration payable for those 2014 Notes that are tendered after the Early Tender Date but at or prior to midnight, New York City time, on October 5, 2010. As previously reported, if $1.0 billion in aggregate principal amount of the 2014 Notes is not tendered in the Tender Offer, Wireless currently intends, but is not obligated, to use a portion of the net proceeds from the sale of the Notes, together with cash on hand, to redeem the difference between $1.0 billion and the aggregate principal amount of 2014 Notes validly tendered and accepted in the Tender Offer in accordance with the terms of the indenture governing the 2014 Notes.

As previously reported, on September 7, 2010, Wireless and the Guarantors entered into an underwriting agreement with J.P. Morgan Securities LLC, as representative of the several underwriters named therein, in connection with the underwritten public offering of the Notes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 of this report is also responsive to Item 2.03 of this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

EXHIBIT NUMBER		DESCRIPTION

4.1	—	Indenture, dated September 21, 2010, among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, N.A., as trustee.

4.2	—	First Supplemental Indenture, dated September 21, 2010, among MetroPCS Wireless, Inc., the Guarantors (as defined therein) and Wells Fargo Bank, N.A., as trustee.

4.3	—	Form of 7 7/8% Senior Notes due 2018 (included in Exhibit 4.2).

5.1	—	Opinion of Baker Botts L.L.P.

23.1	—	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METROPCS COMMUNICATIONS, INC.

Date: September 21, 2010	By:	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer